Exhibit 99.1

Sonoma Resort Holdings II, LLC (“Successor”)

Financial Statements

Period From March 9, 2012 to December 31, 2012

SMI Real Estate, LLC and SMI Operating Company, LLC (“Predecessor”)

Combined Financial Statements

Period From January 1, 2012 to March 8, 2012

(Collectively “Fairmont Sonoma Mission Inn and Spa”)

Fairmont Sonoma Mission Inn and Spa
Index

Page(s)

Reports of Independent Auditors	1-3

(Combined) Financial Statements

Balance Sheet
December 31, 2012 (Successor)	4

(Combined) Statements of Operations
Period From March 9, 2012 to December 31, 2012 (Successor)
Period From January 1, 2012 to March 8, 2012 (Predecessor)	5

(Combined) Statements of Changes in Member(s)’ (Deficit) Equity
Period From March 9, 2012 to December 31, 2012 (Successor)
Period From January 1, 2012 to March 8, 2012 (Predecessor)	6

(Combined) Statements of Cash Flows
Period From March 9, 2012 to December 31, 2012 (Successor)
Period From January 1, 2012 to March 8, 2012 (Predecessor)	7

Notes to (Combined) Financial Statements
December 31, 2012	8–15

Report of Independent Auditors

To the Members of
SMI Real Estate, LLC and SMI Operating Company, LLC

In our opinion, the accompanying combined statements of operations, of changes in members’ deficit and of cash flows for the period from January 1, 2012 to March 8, 2012 present fairly, in all material respects, the results of operations and cash flows of SMI Real Estate, LLC and SMI Operating Company, LLC (“Predecessor Company”) the period from January 1, 2012 to March 8, 2012 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY
September 23, 2013

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us

Independent Auditor’s Report

To the Member of
Sonoma Resort Holdings II, LLC

We have audited the accompanying financial statements of Sonoma Resort Holdings II, LLC (“Successor Company”), which comprise the balance sheet as of December 31, 2012, and the related statements of operations, of changes in member’s equity and of cash flows for the period from March 9, 2012 to December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Successor Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Successor Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonoma Resort Holdings II, LLC at December 31, 2012, and the results of its operations and its cash flows for the period from March 9, 2012 to December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

New York, NY
September 23, 2013

Fairmont Sonoma Mission Inn and Spa

Balance Sheet

December 31, 2012

Successor

Assets
Cash and cash equivalents	$532,627
Restricted cash	3,581,896
Accounts receivable, net	1,632,111
Inventory	618,499
Prepaids and other assets	607,473
Property and equipment, net	88,614,523
Total assets	$95,587,129
Liabilities and Member’s Equity
Accounts payable – affiliated parties	$227,198
Accounts payable – other	533,291
Accrued expenses and other liabilities	1,359,240
Advanced deposits	1,365,366
Loan payable – affiliated parties	200,000
Debt	28,596,110
Total liabilities	32,281,205
Member’s equity
Fairmont equity	63,305,924
Total member’s equity	63,305,924
Total liabilities and member’s equity	$95,587,129

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa

(Combined) Statements of Operations

	Successor	Predecessor
	Period From	Period From
	March 9, 2012	January 1, 2012
	to December 31,	to March 8,
	2012	2012

Revenue
Rooms	$15,851,788	$1,639,243
Food and beverage	9,384,069	1,087,116
Spa and health club	4,463,558	739,818
Other departmental revenue	1,014,606	173,719
Total revenue	30,714,021	3,639,896
Operating costs
Rooms	4,051,964	776,928
Food and beverage	7,657,279	1,324,790
Spa and health club	3,520,023	731,176
Other departmental expenses	837,527	169,157
Total operating costs	16,066,793	3,002,051
Other operating expenses
Depreciation	1,417,066	1,023,906
Administrative and general	2,979,451	550,034
Sales and marketing	2,075,775	380,087
Property operations and maintenance	1,872,810	444,907
Management fees to affiliated parties	844,636	99,980
Property taxes and insurance	1,020,716	172,908
Other expense	628,773	137,378
Total other operating expenses	10,839,227	2,809,200
Income (loss) from operations	3,808,001	(2,171,355)
Interest expense	1,054,677	128,325
Interest expense to affiliated parties	-	574,706
Net income (loss)	$2,753,324	$(2,874,386)

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
(Combined) Statements of Changes in Member(s)’ (Deficit) Equity

	SMI Real Estate, LLC		SMI Operating Company, LLC		Combined
	Crescent	Fairmont	Crescent	Fairmont	Entity

Predecessor
Balances at January 1, 2012	$6,718,808	$1,381,717	$(8,022,369)	$(1,993,073)	$(1,914,917)

Net loss	(1,514,645)	(363,402)	(798,068)	(198,271)	(2,874,386)
Contributions	685,525	164,475	-	-	850,000
Balances at March 8, 2012	$5,889,688	$1,182,790	$(8,820,437)	$(2,191,344)	$(3,939,303)

					Sonoma Resort
					Holdings II LLC

Successor
Balance at March 9, 2012					$-
Net income					2,753,324
Contributions					60,552,600
Balance at December 31, 2012					$63,305,924

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa
(Combined) Statements of Cash Flows

	Successor	Predecessor
	Period From	Period From
	March 9, 2012	January 1, 2012
	to December 31,	to March 8,
	2012	2012

Cash flows from operating activities
Net income (loss)	$2,753,324	$(2,874,386)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	1,417,066	1,023,906
Bad debt provision	2,456	2,167
Amortization of deferred financing costs	235,373	-
Changes in operating assets and liabilities
Accounts receivable	(893,045)	428,657
Accounts receivable – affiliated parties	-	82,679
Inventory	53,671	12,377
Prepaids and other assets	396,642	(63,282)
Accounts payable – affiliated parties	227,198	(153,175)
Accounts payable – other	(434,066)	455,978
Accrued expenses and other liabilities	(309,245)	(319,801)
Advanced deposits	(568,816)	489,943
Net cash provided by (used in) operating activities	2,880,558	(914,937)
Cash flows from investing activities
Property and equipment additions	(2,031,589)	(521,048)
Acquisition of hotel assets	(85,847,783)	-
(Increase) decrease in restricted cash	(3,581,896)	228,284
Net cash used in investing activities	(91,461,268)	(292,764)
Cash flows from financing activities
Issuance of debt	28,850,000	-
Financing costs	(289,263)	-
Contributions	60,552,600	850,000
Net cash provided by financing activities	89,113,337	850,000
Net increase (decrease) in cash and cash equivalents during the period	532,627	(357,701)
Cash and cash equivalents
Beginning of period	-	563,553
End of period	$532,627	$205,852
Supplemental disclosures of cash flow information
Cash paid for interest	$779,111	$637,038

The accompanying notes are an integral part of these (combined) financial statements.

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

1.                           Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Predecessor

SMI Real Estate, LLC (“SMI Real Estate”), a Delaware limited liability company, was formed on July 15, 2002, to acquire the Fairmont Sonoma Mission Inn & Spa (the “Hotel”), a 226-room full-service luxury hotel and spa in Sonoma County, California.  Crescent Real Estate Equities Limited Partnership (“Crescent”), a Delaware limited partnership, and Sonoma Resort Holdings, LLC (“Fairmont”), a Delaware limited liability company, (collectively the “Predecessor Owners”) were members with 80.65% and 19.35% ownership interests, respectively.  SMI Operating Company, LLC (“SMI Operating”), a Delaware limited liability company, was formed on July 15, 2002, to lease the Hotel and arrange for the management of the Hotel.  Crescent Hospitality, Inc. (“Crescent Partner”) and Fairmont were members of SMI Operating, with 80.1% and 19.9% ownership interests, respectively, prior to the sale on March 9, 2012.

Effective September 1, 2002, SMI Real Estate entered into a Hotel Management Agreement (the “Management Agreement”) with Fairmont Hotels & Resorts (U.S.) Inc. (the “Operator”) under which the Operator acts as the sole and exclusive operator and managing agent of the Hotel.  Contemporaneously, SMI Operating assumed the obligations of SMI Real Estate under the Management Agreement and entered into a Lease Agreement with SMI Real Estate expiring August 31, 2010.  Two one-year forbearance agreements were executed subsequent to the expiration of the Lease Agreement.  The Hotel was sold prior to expiration of the second forbearance agreement.

SMI Real Estate and SMI Operating are collectively referred to as the “Predecessor Company”.  Crescent, Crescent Partner, and Fairmont are collectively referred to as the Members of the Predecessor Company.

Successor

On February 17, 2012 SMI Real Estate signed a Purchase and Sale Agreement (“PSA”) with Sonoma Resort Holdings II, LLC (the “Successor Owner” or the “Successor Company”), a Delaware limited liability company and wholly owned subsidiary of the Operator, to purchase the assets of the Hotel.  The sale closed on March 9, 2012.  The Hotel continues to be managed by the Operator under a long-term Management Agreement.

The Successor Owner accounted for the transaction as a business combination and elected to apply pushdown accounting resulting in a new accounting and reporting basis for the Successor Company (see Note 2 – Business Combinations).  Accordingly, the accompanying financial statements are presented for two periods, Predecessor and Successor, which relate to the accounting periods preceding and succeeding the acquisition of the Hotel by the Successor Owner.  The Predecessor and Successor periods have been separated by a vertical line on the face of the financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical cost bases of accounting.  The accounting policies followed in the preparation of the financial statements for the Successor period are consistent with those of the Predecessor period except where noted below.

Principles of Combination

Predecessor

An evaluation was performed to determine if SMI Operating constitutes a Variable Interest Entity (“VIE”).  SMI Real Estate is required to consolidate a VIE if it has: (i) the power to direct the VIE’s activities that most significantly impact the VIE’s economic performance and (ii) the obligation to

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE (the “primary beneficiary”).  Such determination requires significant judgments and assumptions including the assessment of decisions that most significantly impact the economic performance of an entity and the ability to exercise control, as well as the quantitative and qualitative assumptions regarding the performance of an entity and the ability to participate in the entities’ economics.

SMI Operating was determined to be a VIE due to the design of the entity and its contractual obligations resulting in the entity being funded with an insufficient amount of equity.  SMI Real Estate, however, is not the primary beneficiary due to lack of control.

As a result of the common control of SMI Real Estate, through Crescent and SMI Operating, through Crescent Partner, the financial statements for the Predecessor Company for the period from January 1, 2012 to March 8, 2012 are presented on a combined basis reflecting the combined results of operations of the combined assets, liabilities, and equity of both entities.  They were determined to represent the predecessor as they represent the financial position, results of operations, and cash flows of the Hotel which continued operations in the Successor Company. All significant intercompany transactions and balances have been eliminated.

Assets Measured at Fair Value

Neither the Predecessor Company nor the Successor Company has assets or liabilities which are measured at fair value on a recurring basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosure of contingent amounts in the (combined) financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less when purchased.

Restricted Cash

Predecessor

A reserve account was maintained in accordance with the Hotel Management Agreement for replacement of furniture, fixtures, and equipment.  The furniture, fixtures, and equipment reserve is funded with deposits equal to 4% of total revenues.

Additionally, our lender requires reserves to be deposited into bank accounts controlled by the lender.  Funds from these accounts are held for payment of property taxes and interest payments on the loan.

Successor

The Successor Company’s lender requires reserves to be deposited into bank accounts controlled by a third party on behalf of the lender pursuant to the terms of our mortgaged debt to fund planned renovations and improvements, property taxes, insurance and normal replacements of furniture, fixtures and equipment at our hotels.

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

Inventory

Food, beverage and gift shop inventory is accounted for using the first-in, first-out method and is stated at the lower of cost or market.  Purchases of china, glassware, silver, linen, and uniforms (soft goods) are generally expensed when purchased.  A limited amount of new, unopened soft goods may be included in inventory from time to time.

Prepaids and Other Assets

Prepaid expenses and other assets consist of insurance, contracts and licensing costs paid in advance.  These items are amortized over the related term of the respective agreements.

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation.  Costs related to the improvement or renovations of the Hotel are capitalized if they extend the life of the property.

Repairs and maintenance that do not increase the useful lives of the related assets are charged to expense as incurred.  When indicators of impairment are present, property and equipment is evaluated for impairment and losses are recorded when undiscounted cash flows estimated to be generated by an asset are less than the asset’s carrying amount.  The amount of the impairment loss is calculated as the excess of the asset’s carrying value over its fair value, which is determined using a discounted cash flow analysis or market comparisons.  No impairment losses have been recorded during the periods presented.

Land is not depreciated.  All other property and equipment are depreciated on a straight-line basis over the estimated useful lives of the respective assets as follows:

	Successor	Predecessor

Building	45 years	34 years
Building improvements	-	10–15 years
Furniture, fixtures, and equipment	2–25 years	5 years

Deferred Financing Costs

Deferred financing costs are amortized to interest expense over the life of the loan using the effective interest rate method.

Advanced Deposits

Advanced deposits consist of unredeemed gift certificates as well as room rentals and fees received for future customer reservations.  Advanced deposits are recognized as revenue as rooms are occupied and services are rendered and/or gift certificates are redeemed at the Hotel.

Revenue

Revenue is generated primarily from hotel operations, including room, food, beverage, spa, and other hotel revenues, such as long-distance telephone service and gift shop revenue.  Revenue is recognized when the related services are delivered and collection is reasonably assured.  All revenue is presented net of applicable state and local taxes.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense in the accompanying (combined) statements of operations.

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

Income Taxes

No provision for income taxes is included in the accompanying (combined) financial statements in either the Successor or Predecessor periods presented as each member is individually responsible for reporting its respective share of taxable income or loss. The Successor Company is considered a disregarded entity for tax purposes.

The Predecessor Company recognizes the impact of tax return positions that are more likely than not to be sustained upon audit.  Significant judgment is required to evaluate uncertain tax positions.  The evaluation of uncertain tax positions is based upon a number of factors, including changes in facts or circumstances, changes in tax law, correspondence with tax authorities during the course of audits and effective settlement of audit issues.  Changes in the recognition or measurement of uncertain tax positions could result in material increases or decreases in income tax expense in the period in which the change is made.  During the period presented, the Predecessor Company has no liability for uncertain tax positions.

If applicable, the Predecessor Company recognizes interest expense related to unrecognized tax benefits in the interest expense and penalties in the other expense line items in the accompanying predecessor combined statement of operations.  No interest expense related to unrecognized tax benefits is included in the accompanying combined statement of operations for the predecessor period presented, as the impact of our tax return positions taken has not impacted our required tax payments to the taxing authority.  The Predecessor Company was not under examination by a U.S. federal, state or local taxing authority during the predecessor period presented.  Under statutes of limitations, the Predecessor Company remains subject to U.S. federal, state and local income tax examinations by tax authorities for years 2009 through to 2011.

2.                           Business Combinations

The acquisition of the Hotel’s assets was recorded by the Successor Owner under the acquisition method of accounting as a business combination and pushed-down to the Successor Company by allocating the purchase consideration of $85,847,783 to the cost of the net assets acquired based on their fair values at March 9, 2012.  The Successor Company’s purchase price allocation is as follows:

Assets
Property and equipment	$88,000,000
Inventory	672,170
Prepaids and other assets	1,004,114
Accounts receivable	741,523
90,417,807

Liabilities
Accounts payable - other	967,357
Accrued expenses and other liabilities	1,668,485
Advanced deposits	1,934,182
4,570,024
Total identifiable net assets at fair value	85,847,783
Purchase consideration transferred	$85,847,783

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

The acquisition was funded through contributions by the Operator and a loan on the property.  Transaction costs of $621,888 are included in “Other expenses” in the Successor Statement of Operations.

3.                           Liquidity Considerations

Predecessor

As discussed in Note 10, the nonrecourse loan in the amount of $55,000,000 for which the Hotel served as collateral matured in February 2011 and as a result, the Predecessor Company was in default of the terms of the loan as of December 31, 2011.  In January 2012, Crescent purchased the loan from Bank of America N.A. assuming the lender responsibilities with the Predecessor Company under the existing default loan terms.  The loan was settled as part of the purchase of the Hotel by the Successor Owner. Subsequent to this transaction, the Predecessor Company satisfied its remaining liabilities, made final distributions to the members and the Predecessor Company was dissolved on June 28, 2013.

Successor

The Successor Company was not in default of the terms of the $28,650,000 term loan entered into to fund the purchase of the hotel as of December 31, 2012 (see Note 10 Debt).

4.                           Concentrations of Credit Risk

Financial instruments, which potentially subject the Predecessor Company and the Successor Company to concentrations of credit risk, consist principally of cash deposits and accounts receivable.  The Predecessor Company and the Successor Company had certain interest bearing cash demand deposit accounts that exceeded federal depository insurance limits.  Neither Predecessor Company nor Successor Company experienced any losses in such accounts.  Concentration of credit risk with accounts receivable is limited due to the large number of customers comprising the Hotel’s customer base.

5.                           Accounts Receivable

Accounts receivable are comprised primarily of amounts due from guests of the Hotel.  Accounts receivable are monitored on a monthly basis and an allowance for doubtful accounts is calculated as a percentage of total receivables based on the Operator’s historical experience.  As of December 31, 2012, the allowance for doubtful accounts totaled $522.

The bad debt expense of $2,456 and $2,167 (Successor and Predecessor periods, respectively) include adjustments to prior period allowances and are included in administrative and general in the accompanying (combined) statements of operations.  If the assumptions regarding the collectability of accounts receivable prove incorrect, the Successor Company could experience write-offs in excess of its allowance for doubtful accounts, which would result in a decrease in net income.

6.                          Inventory

A summary of inventory as of December 31, 2012 is as follows:

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

Successor

Food and beverage	$305,298
Supplies and other	313,201
$618,499

7.                           Prepaids and Other Assets

A summary of prepaids and other assets as of December 31, 2012 is as follows:

Successor

Prepaid insurance	$114,598
Prepaid worker’s compensation	78,016
Other assets and prepaid expenses	414,859
$607,473

8.                           Property and Equipment, Net

A summary of property and equipment, net, as of December 31, 2012 is as follows:

Successor

Buildings	$69,287,842
Furniture, fixtures, and equipment	1,738,911
Land	17,240,761
Construction in progress	1,764,075
90,031,589
Less: Accumulated depreciation	(1,417,066)
$88,614,523

9.                           Accrued Expenses

A summary of accrued expenses and other liabilities as of December 31, 2012 is as follows:

Successor

Payroll costs and benefits	$515,956
Retail sales tax	572,515
Utilities	110,859
Other	159,910
$1,359,240

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

10.                    Debt

Predecessor

In January 2006, the Predecessor Company entered into a $55,000,000 nonrecourse loan with Bank of America N.A. and paid off previously existing member loans.  The loan was collateralized by the Hotel and bore a fixed rate of 5.3995% with an interest-only term until maturity in February 2011.  As of February 2011, the Predecessor Company was paying interest at the default rate of 8.3995%.  An affiliate of Crescent purchased the note from Bank of America N.A. in January 2012 and assumed lender responsibilities with the Predecessor Company (see Note 3, Liquidity Considerations).

The loan agreement required the maintenance of a certain net operating income (“NOI”) threshold, as defined in the loan agreement.  The Predecessor Company did not meet this threshold for the second quarter of 2010; however, this was not considered an event of default per the loan agreement.  As a result, reserves were required to be held for property taxes and interest payments on the loan until the Predecessor Company achieved a certain NOI threshold for a twelve-month trailing period.  During the predecessor period presented, this NOI threshold had not been met and these reserves have been classified as restricted cash on the Balance Sheet (see Restricted Cash (“Predecessor”) section in Note 1, Organization and Summary of Significant Accounting Policies).  This loan was settled as part of the sale of the Hotel’s assets to the Successor Company.

Successor

In March 2012 the Successor Company entered into a $28,650,000 term loan with Citibank N.A. to fund the purchase of the Hotel’s assets.  The interest rate on the loan was LIBOR plus 3.00% and matured in March 2013 with an extension option (refer to Note 14). For the period from March 9, 2012 to December 31, 2012 the average LIBOR rate was 0.23%. The loan is guaranteed by the Operator.  The Successor Company was in compliance with the terms of the loan agreement at December 31, 2012.

11.                    Members’ Equity

Distributions

Net cash flow is distributed from time to time when available, but no less frequently than quarterly if it is available, in the order of priority detailed in the operating agreements of the Predecessor and Successor Companies.

Contributions

The Members are required to make additional capital contributions to the Company in amounts equal to their percentage interests, if they are needed to fund operations or property improvements.

Allocation of Net Income and Losses

Profits and losses are allocated to members in accordance with the distribution provisions of the operating agreement of the Predecessor and Successor Companies.

12.                    Related Party Transactions

The Management Agreement provides for a basic management fee and a sales and marketing centralized services fee equal to 2.75% and 1.5% of total revenues respectively, payable monthly to the Operator.  The centralized services fee for the Successor and Predecessor periods presented were $461,484 and $54,535 respectively, and were included in sales and marketing

Fairmont Sonoma Mission Inn and Spa

Notes to (Combined) Financial Statements

December 31, 2012

within the accompanying (combined) statements of operations.  In addition, there is a provision for an annual incentive fee calculated based on Adjusted Owner’s Invested Capital and return as defined in the Management Agreement. There was no incentive management fee due to the Operator during the periods presented.

Predecessor

The Hotel entered into an agreement with Sonoma Golf Club, LLC (“Sonoma Golf”), a related party through Crescent common ownership, whereby the Hotel guests have access to the golf course and other amenities of Sonoma Golf.  The Hotel receives payment from the guests and reimburses Sonoma Golf at agreed-upon rates.  Additionally, Sonoma Golf utilizes various Hotel services.

Successor

In November 2012 the Successor Company entered into an interest-free loan with the Operator for $200,000.  The loan is due on demand, and was outstanding as of December 31, 2012.  The balance is included in the loan payable – affiliated parties line in the accompanying balance sheet. Amounts recorded in the accounts payable – affiliated parties line in the accompanying balance sheet represents amounts owed to the Operator for management fees and reimbursements to the Operator for hotel related operating expenses.

13.                    Commitments and Contingencies

Capital Expenditures

The Successor Company had approximately $4,301,000 of capital commitments under contract with third parties as of December 31, 2012 of which none has been incurred as of that date.

General Legal Contingency

The Successor and Predecessor Companies are subject to legal proceedings and claims that arise in the normal course of business.  As of December 31, 2012, management is not aware of any asserted or pending litigation or claims against the Successor Company that it expects to have a material adverse effect on the Successor Company’s financial condition, results of operations or liquidity.

14.                   Subsequent Events

In March 2013 the loan payable of $28,650,000 with Citibank N.A. was repaid.  The Successor Company entered into a loan with an affiliate for $28,650,000 bearing interest at a rate of 3.49%.

On June 14, 2013, the Successor Company signed a PSA to sell the Hotel assets.  The sale closed on July 10, 2013.  These financial statements have been prepared in connection with this transaction. The Successor Owner retained a 25% equity interest in a new entity that was formed with a third party as part of the sale.  A new Management Agreement was signed in connection with the sale with a wholly owned subsidiary of the Operator.  The majority of intercompany loans were repaid as part of this sale.

The Successor Company evaluated its financial statements for the subsequent events through September 23, 2013, the date the (combined) financial statements were available to be issued.